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                                                                      EXHIBIT 11

                                Brown & Wood LLP
                             One World Trade Center
                            New York, N.Y. 10048-0057
                             Telephone: 212-839-5300
                             Facsimile: 212-839-5599

                                                              July 13, 2000


Debt Strategies Fund II, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Ladies and Gentlemen:

         We have acted as counsel for Debt Strategies Fund II, Inc. (the "Fund") in connection with the proposed merger of Debt Strategies Fund, Inc. ("Debt Strategies") and Debt Strategies Fund III, Inc. ("Debt Strategies III") with and into the Fund (the "Merger"), whereby holders of common stock of each of Debt Strategies and Debt Strategies III will receive newly-issued shares of common stock of the Fund. This opinion is furnished in connection with the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (File No. 333-37384) (the "Registration Statement"), relating to shares of common stock of the Fund, par value $0.10 per share (the "Shares"), to be issued in the Merger.

         As counsel for the Fund, we are familiar with the proceedings taken by it and to be taken by it in connection with the authorization and issuance of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended, the By-Laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

         Based upon the foregoing, we are of the opinion that subsequent to the approval of the Agreement and Plan of Merger among the Fund, Debt Strategies Fund, Inc. and Debt Strategies Fund III, Inc. and the consummation of the transactions set forth in the joint proxy statement and prospectus constituting a part of the Registration Statement (the "Joint Proxy Statement and Prospectus"), the Shares, upon issuance in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Joint Proxy Statement and Prospectus constituting a part thereof.

                                                Very truly yours,

                                                /s/ Brown & Wood LLP